Exhibit 99

VIACOM REPORTS RESULTS FOR MARCH QUARTER

•	Adjusted Diluted Earnings Per Share Rose 7% to $1.16

•	Revenues Totaled $3.1 Billion, Including Gains in Advertising and Affiliate Fees

•	Previously Announced Strategic Realignment Results in $784 Million Charge; Annual Net Savings Expected to be Approximately $350 Million

•	$1.8 Billion Returned to Shareholders through Dividends and Share Repurchases in First Half of Fiscal 2015
New York, NY, April 30, 2015 - Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results for the quarter ended March 31, 2015, including higher Media Networks revenues and a 7% increase in adjusted diluted earnings per share. The Company's previously announced strategic realignment resulted in a $784 million charge, and is expected to provide ongoing annual net savings of approximately $350 million.
Fiscal Year 2015 Results

(in millions, except per share amounts)	Quarter Ended March 31,		B/(W)	Six Months Ended March 31,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Revenues	$3,078	$3,174	(3)%	$6,422	$6,371	1%
Operating income	38	872	(96)	973	1,832	(47)
Adjusted operating income*	822	872	(6)	1,781	1,832	(3)
Net earnings/(loss) attributable to Viacom	(53)	502	(111)	447	1,049	(57)
Adjusted net earnings attributable to Viacom*	467	482	(3)	1,005	1,029	(2)
Diluted earnings/(loss) per share	(0.13)	1.13	(112)	1.09	2.33	(53)
Adjusted diluted earnings per share*	$1.16	$1.08	7%	$2.44	$2.29	7%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release. Results for the quarter and six months ended March 31, 2015 were adjusted to exclude the effect of restructuring and programming charges. Results for the six months were also adjusted to exclude the effect of pension settlements and discrete tax items. Results for the quarter and six months ended March 31, 2014 were adjusted to exclude the effect of discrete tax items.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom's outstanding brands deliver great entertainment content on every screen, from film to television, mobile and beyond. We have the global footprint and the expert leadership to continue our success.”
Philippe Dauman, President and Chief Executive Officer of Viacom, said, “We are deeply committed to investing in more and more original content, expanding in international growth markets, where we are launching networks at a rapid pace, and adapting to changes in technology and consumer behavior. In the quarter, Viacom's Media Networks delivered higher advertising and affiliate revenues, and new hits like Lip Sync Battle set the stage for even more exciting, original programming across our networks. Paramount Pictures also continues to be a proven hit maker. The SpongeBob Movie: Sponge Out of Water was the first title from our brand new Paramount Animation division and a box office success around the world, and we look forward to the releases of Terminator Genisys and Mission: Impossible - Rogue Nation this summer.
"With our strategic realignment largely complete, Viacom is in excellent position to take full advantage of the many opportunities in the rapidly evolving media environment. The $175 million in savings to be achieved in fiscal 2015 and substantial ongoing annual benefit will allow us to move efficiently through the second half of the year and beyond."
Revenues

(in millions)	Quarter Ended March 31,		B/(W)	Six Months Ended March 31,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Media Networks	$2,452	$2,375	3%	$5,106	$4,916	4%
Filmed Entertainment	659	831	(21)	1,379	1,512	(9)
Eliminations	(33)	(32)	NM	(63)	(57)	NM
Total Revenues	$3,078	$3,174	(3)%	$6,422	$6,371	1%

NM - Not Meaningful

Quarterly revenues declined 3% to $3.08 billion, driven by increases in Media Networks that were more than offset by declines in Filmed Entertainment revenues and the impact of foreign exchange. Excluding an unfavorable 2% impact of foreign exchange, revenues declined 1%. Media Networks revenues increased 3% to $2.45 billion, due to higher advertising revenues and affiliate fees. Absent an unfavorable 2% impact of foreign exchange, Media Networks revenues increased 5%. Domestic advertising revenues declined 5%, reflecting lower ratings. Worldwide advertising revenues rose 4%, reflecting an 80% increase in international advertising revenues driven by growth in Europe, principally from Channel 5, which was acquired in September 2014. Domestic affiliate revenues rose 5% and worldwide affiliate revenues grew 3%, primarily due to rate increases.
Filmed Entertainment revenues decreased 21% to $659 million, driven by declines in television license fees and home entertainment revenues that were impacted by the number and mix of available titles. Excluding an unfavorable 4% impact of foreign exchange, Filmed Entertainment revenues declined 17%. Theatrical revenues declined 10%, due to lower carryover revenues from releases in the prior quarter. Theatrical revenues from current quarter releases benefited from the performance of The SpongeBob Movie: Sponge Out of Water.
Operating Income/(Loss)

(in millions)	Quarter Ended March 31,		B/(W)	Six Months Ended March 31,		B/(W)
	2015	2014	2015 vs. 2014	2015	2014	2015 vs. 2014

Media Networks	$903	$949	(5)%	$2,007	$2,063	(3)%
Filmed Entertainment	1	11	(91)	(59)	(63)	6
Corporate expenses	(57)	(52)	(10)	(118)	(103)	(15)
Eliminations	—	(5)	NM	2	(2)	NM
Equity-based compensation	(25)	(31)	19	(51)	(63)	19
Adjusted operating income	822	872	(6)	1,781	1,832	(3)
Loss on pension settlement	—	—	NM	(24)	—	NM
Restructuring and programming charges	(784)	—	NM	(784)	—	NM
Operating income	$38	$872	(96)%	$973	$1,832	(47)%

NM - Not Meaningful

Quarterly adjusted operating income was $822 million, a 6% decline versus the prior year. Media Networks adjusted operating income declined 5%, as higher revenues were more than offset by increased programming and promotional expenses. Filmed Entertainment adjusted operating income was $1 million, reflecting the decline in revenues, partially offset by decreased expenses.

Adjusted results exclude the impact of a $784 million charge related to the Company's previously-announced strategic realignment. Adjusted operating income results reflect a 1% adverse impact of foreign exchange.
Quarterly adjusted net earnings attributable to Viacom declined 3% to $467 million. Adjusted diluted earnings per share for the quarter increased 7% to $1.16, which reflects a $0.04 negative impact of foreign exchange.
Stock Repurchase Program
For the quarter ended March 31, 2015, Viacom repurchased 10.9 million shares under its stock repurchase program, for an aggregate purchase price of $750 million. As of March 31, 2015, Viacom had 397 million shares of common stock outstanding.
Debt
At March 31, 2015, total debt outstanding was $13.23 billion, compared with $12.77 billion at September 30, 2014. The Company’s cash balances were $306 million at March 31, 2015, a decrease from $1.0 billion at September 30, 2014.
About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form video, apps, games, consumer products, social media and other entertainment content for audiences in more than 165 countries and territories. Viacom's media networks, including Nickelodeon, CMT, Nick Jr., TeenNick, Nicktoons, TV Land, Nick at Nite, MTV, VH1, Comedy Central, SPIKE, Logo, BET, CENTRIC, Channel 5 (UK), Tr3s, Paramount Channel and VIVA, reach a cumulative 3.2 billion television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.

For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (twitter.com/viacom) and Facebook page (facebook.com/viacom).

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the measured audience acceptance of our programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2014 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications and	Senior Vice President, Investor Relations
Corporate Affairs	(212) 258-6377
(212) 846-7503	james.bombassei@viacom.com
jeremy.zweig@viacom.com
Pamela Yi
Director, Investor Relations
(212) 846-7581
pamela.yi@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Quarter Ended March 31,		Six Months Ended March 31,
(in millions, except per share amounts)	2015	2014	2015	2014

Revenues	$3,078	$3,174	$6,422	$6,371
Expenses:
Operating	2,056	1,538	3,679	3,012
Selling, general and administrative	721	712	1,452	1,416
Depreciation and amortization	57	52	112	111
Restructuring	206	—	206	—
Total expenses	3,040	2,302	5,449	4,539
Operating income	38	872	973	1,832
Interest expense, net	(166)	(152)	(326)	(301)
Equity in net earnings of investee companies	42	10	75	36
Other items, net	(12)	(3)	(30)	(3)
Earnings/(loss) before provision for income taxes	(98)	727	692	1,564
Provision for income taxes	50	(216)	(227)	(496)
Net earnings/(loss) (Viacom and noncontrolling interests)	(48)	511	465	1,068
Net earnings attributable to noncontrolling interests	(5)	(9)	(18)	(19)
Net earnings/(loss) attributable to Viacom	$(53)	$502	$447	$1,049

Basic earnings/(loss) per share attributable to Viacom	$(0.13)	$1.15	$1.10	$2.38
Diluted earnings/(loss) per share attributable to Viacom	$(0.13)	$1.13	$1.09	$2.33
Weighted average number of common shares outstanding:
Basic	402.5	436.1	406.6	440.5
Diluted	402.5	444.6	411.4	449.3
Dividends declared per share of Class A and Class B common stock	$0.33	$0.30	$0.66	$0.60

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	March 31, 2015	September 30, 2014

ASSETS
Current assets:
Cash and cash equivalents	$306	$1,000
Receivables, net	2,758	3,066
Inventory, net	787	846
Prepaid and other assets	532	340
Total current assets	4,383	5,252
Property and equipment, net	949	1,016
Inventory, net	3,663	3,897
Goodwill	11,429	11,535
Intangibles, net	351	399
Other assets	982	1,018
Total assets	$21,757	$23,117
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$359	$475
Accrued expenses	727	969
Participants' share and residuals	835	993
Program obligations	704	703
Deferred revenue	270	259
Current portion of debt	17	18
Other liabilities	655	518
Total current liabilities	3,567	3,935
Noncurrent portion of debt	13,213	12,751
Participants' share and residuals	274	403
Program obligations	413	459
Deferred tax liabilities, net	369	266
Other liabilities	1,405	1,340
Redeemable noncontrolling interest	194	216
Commitments and contingencies
Viacom stockholders' equity:
Class A common stock, par value $0.001, 375.0 authorized; 50.4 and 50.9 outstanding, respectively	—	—
Class B common stock, par value $0.001, 5,000.0 authorized; 346.7 and 363.3 outstanding, respectively	—	—

Additional paid-in capital	9,961	9,772
Treasury stock, 398.0 and 377.0 common shares held in treasury, respectively	(20,725)	(19,225)
Retained earnings	13,638	13,465
Accumulated other comprehensive loss	(571)	(293)
Total Viacom stockholders' equity	2,303	3,719
Noncontrolling interests	19	28
Total equity	2,322	3,747
Total liabilities and equity	$21,757	$23,117

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and six months ended March 31, 2015 and the quarter and six months ended March 31, 2014 to adjusted results that exclude the impact of certain items identified as affecting comparability, including restructuring and programming charges, the loss on pension settlement and discrete tax items. The tax impacts included in these tables have been calculated using the rates applicable to the adjustments presented. We use consolidated adjusted operating income, adjusted net earnings attributable to Viacom and adjusted diluted earnings per share ("EPS"), as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America, they should not be considered in isolation of, or as a substitute for, operating income, net earnings attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)
	Quarter Ended March 31, 2015
	Operating Income	Pre-tax Earnings/(Loss)	Net Earnings/(Loss) Attributable to Viacom	Diluted EPS
Reported results	$38	$(98)	$(53)	$(0.13)
Factors Affecting Comparability:
Restructuring and programing charges ⁽¹⁾	784	784	520	1.29
Adjusted results	$822	$686	$467	$1.16

	Six Months Ended March 31, 2015
	Operating Income	Pre-tax Earnings	Net Earnings Attributable to Viacom	Diluted EPS
Reported results	$973	$692	$447	$1.09
Factors Affecting Comparability:
Restructuring and programming charges ⁽¹⁾	784	784	520	1.26
Loss on pension settlement ⁽²⁾	24	24	15	0.04
Discrete tax expense ⁽³⁾	—	—	23	0.05
Adjusted results	$1,781	$1,500	$1,005	$2.44

	Quarter Ended March 31, 2014
	Operating Income	Pre-tax Earnings	Net Earnings Attributable to Viacom	Diluted EPS
Reported results	$872	$727	$502	$1.13
Factors Affecting Comparability:
Discrete tax benefits ⁽⁴⁾	—	—	(20)	(0.05)
Adjusted results	$872	$727	$482	$1.08

	Six Months Ended March 31, 2014
	Operating Income	Pre-tax Earnings	Net Earnings Attributable to Viacom	Diluted EPS
Reported results	$1,832	$1,564	$1,049	$2.33
Factors Affecting Comparability:
Discrete tax benefits ⁽⁴⁾	—	—	(20)	(0.04)
Adjusted results	$1,832	$1,564	$1,029	$2.29

(1) The pre-tax charges of $784 million reflect $578 million of programming charges and a $206 million restructuring charge associated with workforce reductions.
(2) The pre-tax non-cash charge of $24 million was driven by the settlement of pension benefits of certain participants of our funded pension plan.
(3) The discrete tax expense is principally related to a reduction in qualified production activity tax benefits as a result of retroactively reenacted legislation.
(4) The discrete tax benefits principally relate to the recognition of capital loss carryforward benefits.